EXHIBIT 32

            Harry Lee Waterfield II and Raymond L. Carr, being the President and Vice President, Chief Financial Officer, respectively, of Investors Heritage Capital Corporation, hereby certify as of this 12th day of November, 2010, that the Form 10-Q for the Quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Investors Heritage Capital Corporation.

INVESTORS HERITAGE CAPITAL CORPORATION

BY: /s/Harry Lee Waterfield II
Harry Lee Waterfield II
DATE: November 12, 2010	President

BY: /s/Raymond L. Carr
Raymond L. Carr
DATE: November 12, 2010	Vice President - Chief Financial Officer